Exhibit 10.44

THIS INSTRUMENT IS TO BE INDEXED AS BOTH A

MORTGAGE AND A FIXTURE FILING

OPEN-END MORTGAGE, ASSIGNMENT OF LEASES

AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

(Maximum Principal Amount: $2,000,000)

This OPEN-END MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) is made as of the 28th day of February, 2024, by HOF VILLAGE NEWCO, LLC, a Delaware limited liability company, with its principal place of business at 2014 Champions Gateway, Canton, OH 44708 (“Mortgagor”), as Mortgagor, for the benefit of HFAKOH001 LLC, a Delaware limited liability company (“Mortgagee”).

WITNESSETH:

WHEREAS, Mortgagor is the fee owner of (1) that certain real property described on Exhibit A attached hereto and made a part hereof (the “Land”), and (2) the Improvements (as hereinafter defined) located on the Land;

WHEREAS, pursuant to that certain Lease Agreement dated November 7, 2022, by and between Mortgagee and HOF Village Waterpark, LLC, a Delaware limited liability company (“Village Waterpark”), as amended by that certain First Amendment to Lease Agreement dated as of February 23, 2024 (the “First Lease Amendment”; such Lease Agreement as amended by the First Lease Amendment, the “Original Waterpark Lease”), Mortgagee leased to Village Waterpark certain real property described therein (the “Waterpark Property”), and Village Waterpark is to construct a waterpark on such Waterpark Property pursuant to the terms thereof;

WHEREAS, on the date hereof, Mortgagee and Village Waterpark are entering into that certain Second Amendment to Lease Agreement (the “Second Lease Amendment”), whereby, inter alia, Mortgagee is funding for the benefit of Village Waterpark the amount of One Million and No/100 Dollars ($1,000,000.00) for the purposes described therein;

WHEREAS, as used herein, the “Waterpark Lease” shall mean and refer to the Original Waterpark Lease, as amended by the Second Lease Amendment, and as the same may be further amended, restated, amended and restated, renewed, extended, supplemented, replaced, and otherwise modified from time to time;

WHEREAS, in connection with the Original Waterpark Lease, (1) Mortgagor entered into (a) that certain Limited Recourse Carveout Guaranty (together with all amendments, restatements, amendments and restatements, replacements and other modifications from time to time, the “Guaranty”) dated as of November 7, 2022, and (b) that certain Pledge and Security Agreement (together with all amendments, restatements, amendments and restatements, replacements and other modifications from time to time, the “Stadium Pledge Agreement”) dated as of November 7, 2022, each with Mortgagee, and (2) HOF Village Stadium, LLC, a Delaware limited liability company (“Stadium Mortgagor”), delivered to Mortgagee that certain that certain Open-End Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 27, 2022, and recorded as of December 29, 2022, as Instrument No. 202212290053025 with the Stark County, Ohio Recorder (as amended, restated, amended and restated, supplemented, replaced, and otherwise modified from time to time, the “Stadium Mortgage”), and the provisions of each of the foregoing are incorporated herein by reference to the same extent as if fully set forth herein;

WHEREAS, in connection with the First Lease Amendment, Mortgagor delivered to Mortgagee (1) that certain Consent & Agreement dated as of February 23, 2024 (together with all amendments, restatements, amendments and restatements, replacements and other modifications from time to time, the “Consent”), (2) that certain Pledge and Security Agreement dated as of February 23, 2024 (together with all amendments, restatements, amendments and restatements, replacements and other modifications from time to time, the “Fields Pledge Agreement”), and (3) that certain Series H Common Stock Purchase Warrant dated as of February 23, 2024, relating to Hall of Fame Resort & Entertainment Company (together with all amendments, restatements, amendments and restatements, replacements and other modifications from time to time, the “Warrants”), and the provisions of each of the foregoing are incorporated herein by reference to the same extent as if fully set forth herein;

WHEREAS, as used herein, the “Security Documents” shall mean and refer to this Mortgage, the Stadium Mortgage, the Guaranty, the Stadium Pledge Agreement, the Fields Pledge Agreement, the Consent, the Waterpark Lease, the Warrants, any financing statements delivered in connection therewith, and all other documents evidencing or securing the Obligations (as defined below), as such documents may be amended, modified, replaced or restated from time to time;

WHEREAS, Mortgagor is the direct or indirect owner of Village Waterpark and Stadium Mortgagor;

WHEREAS, this Mortgage is given for the purpose of inducing Mortgagee to enter into the Second Lease Amendment, and Mortgagee would not enter into the Second Lease Amendment without Mortgagor delivering this Mortgage;

WHEREAS, Mortgagor is executing and delivering this Mortgage for the purpose of securing payment and performance in full of all of Mortgagor’s, Village Waterpark’s, and Stadium Mortgagor’s respective obligations under the Security Documents;

NOW THEREFORE, to secure payment by Mortgagor, Village Waterpark, and Stadium Mortgagor of the Obligations (as defined below), Mortgagor does hereby grant, bargain, sell, release, convey, assign, transfer, grant a security interest in and mortgage unto Mortgagee and its successors and assigns, a mortgage lien against and security interest in, all and singular the properties, rights, interests and privileges described in Granting Clauses I, II, III, IV, V, VI, VII, and VIII below, all of same being collectively referred to herein as the “Property”:

I. All of the Land;

II. TOGETHER WITH the buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, including all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or for any such buildings, structures and improvements and all of the right, title and interest of Mortgagor now or hereafter acquired in and to any of the foregoing (collectively, the “Improvements”);

III. TOGETHER WITH all of Mortgagor’s right, title and interest in and to all easements, rights of way, strips and gores of land, streets, ways, alleys, sidewalks, vaults, passages, sewer rights, waters, water courses, water drainage and reservoir rights and powers (whether or not appurtenant), all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, easements, franchises, appendages and appurtenances whatsoever, in any way belonging, relating or appertaining to the Land, the Property or the Improvements, whether now owned or hereafter acquired by Mortgagor, including without limitation all existing and future mineral, oil and gas rights which are appurtenant to or which have been used in connection with the Land, all existing and future water stock relating to the Land or the Improvements, all existing and future share of stock respecting water and water rights pertaining to the Land or the Improvements or other evidence of ownership thereof, and the reversions and remainders thereof (the “Appurtenant Rights”);

IV. TOGETHER WITH all of Mortgagor’s right, title and interest in and to all machinery, apparatus, equipment, fittings and fixtures of every kind and nature whatsoever, and all furniture, furnishings and other personal property now or hereafter owned by Mortgagor and forming a part of, or used or obtained for use in connection with, the Land or the Improvements or any present or future operation, occupancy, maintenance or leasing thereof; including, but without limitation, any and all heating, ventilating and air conditioning equipment and systems, antennae, appliances, apparatus, awnings, basins, bathtubs, bidets, boilers, bookcases, cabinets, carpets, communication systems, coolers, curtains, dehumidifiers, dishwashers, disposals, doors, drapes, drapery rods, dryers, ducts, dynamos, elevators, engines, equipment, escalators, fans, fittings, floor coverings, furnaces, furnishings, furniture, hardware, heaters, humidifiers, incinerators, lighting, machinery, motors, ovens, pipes, plumbing and electric equipment, pool equipment, pumps, radiators, ranges, recreational facilities and equipment, refrigerators, screens, sprinklers, stokers, stoves, shades, shelving, sinks, security systems, toilets, ventilators, wall coverings, washers, windows, window covering, wiring and all extensions, renewals or replacements thereof or substitutions therefor or additions thereto, whether or not the same are or shall be attached to the Land or the Improvements in any manner (collectively, the “Fixtures”); it being agreed that all of said property owned by Mortgagor and placed on the Land or on or in the Improvements (whether affixed or annexed thereto or not) shall, so far as permitted by law, conclusively be deemed to be real property and conveyed hereby for purposes of this Mortgage;

V. TOGETHER WITH the following (the “Personal Property”):

A. All personal property of every nature whatsoever now or hereafter owned by Mortgagor and used in connection with the Land or the Improvements thereon, including all extensions, additions, improvements, betterments, renewals, substitutions and replacements thereof and all of the right, title and interest of Mortgagor in and to any such personal property together with the benefit of any deposits or payments now or hereafter made on such personal property by Mortgagor or on its behalf, including without limitation, any and all Goods, Investment Property, Instruments, Chattel Paper, Documents, Accounts, Deposit Accounts, Commercial Tort Claims and General Intangibles, each as defined in the Uniform Commercial Code of the State of Ohio (as amended from time to time, the “Code”) located on the Land or in the Improvements which are now or in the future owned by Mortgagor and used or obtained for use in connection with the Land or the Improvements or any present or future operation, occupancy, maintenance or leasing thereof, or any construction on or at the Land or the Improvements;

B. All proceeds of the foregoing, including, without limitation, all of Mortgagor’s interest in judgments, awards of damages and settlements hereafter made resulting from condemnation proceeds or the taking of the Land or improvements thereon or any portion thereof under the power of eminent domain, any proceeds of any policies of insurance, maintained with respect to the Land or the Improvements or proceeds of any sale, option or contract to sell the Land or the Improvements or any portion thereof;

C. Any and all additions and accessories to all of the foregoing and any and all proceeds (including proceeds of insurance, eminent domain or other governmental takings and tort claims), renewals, replacements and substitutions of all of the foregoing;

D. All of the books and records pertaining to the foregoing;

VI. TOGETHER WITH all right, title and interest which Mortgagor hereafter may acquire in and to all leases and other agreements now or hereafter entered into for the occupancy or use of the Land, the Improvements, the Appurtenant Rights, the Fixtures and the Personal Property or any portion thereof, whether written or oral (herein collectively referred to as the “Leases”), and all rents, issues, incomes and profits in any manner arising thereunder (herein collectively referred to as the “Rents”), and all right, title and interest which Mortgagor now has or hereafter may acquire in and to any bank accounts, security deposits, and any and all other amounts held as security under the Leases, reserving to Mortgagor any statutory rights;

VII. TOGETHER WITH any and all net cash or other insurance or condemnation proceeds, or proceeds of any sale, option or contract to sell the Property or any portion thereof (provided that no right, consent or authority to sell the Property or any portion thereof shall be inferred or deemed to exist by reason hereof); and Mortgagor hereby authorizes, directs and empowers Mortgagee, on its own behalf, and on Mortgagor’s behalf, or on behalf of the successors or assigns of Mortgagor, to adjust, compromise, claim, collect and receive such proceeds; to give acquittances therefor; and, after deducting expenses of collection, including reasonable attorneys’ fees, costs and disbursements; and Mortgagor agrees to execute and deliver from time to time such further instruments as may be requested by Mortgagee to confirm such assignment of any such proceeds; and

VIII. TOGETHER WITH all estate, right, title and interest, homestead or other claim or demand, as well in law as in equity, which Mortgagor now has or hereafter may acquire of, in and to the Property, or any part thereof, and any and all other property of every kind and nature from time to time hereafter (by delivery or by writing of any kind) conveyed, pledged, assigned or transferred as and for additional security hereunder by Mortgagor or by anyone on behalf of Mortgagor to Mortgagee, and all products and proceeds of any of the foregoing and any and all other rights of Mortgagor in and to the Property.

TO HAVE AND TO HOLD the Property hereby conveyed, granted and assigned unto Mortgagee and its successors and assigns forever, for the uses and purposes herein set forth.

SUBJECT to the covenants and conditions hereinafter set forth.

MORTGAGOR FURTHER COVENANTS AND AGREES AS FOLLOWS.

1. Mortgagor’s Covenants.

(a) Obligations: This Mortgage is granted by Mortgagor on behalf of itself, Village Waterpark, and Stadium Mortgagor, and in recognition of the benefit of the development of the Waterpark Property to, respectively, Mortgagor, Village Waterpark, and Stadium Mortgagor, for the purpose of securing to Mortgagee the following:

(i) all liabilities and obligations of Mortgagor, Village Waterpark, and Stadium Mortgagor under the Security Documents; and

(ii) all costs, expenses and liabilities (including reasonable attorneys’ fees and expenses, documentation and diligence fees and legal expenses, and search, audit, recording, professional and filing fees and expenses) that may be incurred or advanced by Mortgagee in any way in connection with the foregoing (collectively, such items in clauses (i) through (ii) being the “Obligations”).

(b) Payment of Obligations. Mortgagor shall, and shall cause Village Waterpark and Stadium Mortgage (as applicable) to, prior to the expiration of any grace period: (i) pay the Obligations when due, and (ii) duly and punctually perform and observe all of the covenants and conditions to be performed or observed as provided in this Mortgage and the other Security Documents.

(c) Repair/Maintenance. Mortgagor shall (i) maintain, repair, restore, replace or rebuild any portion of the Land, Improvements, and Property which may be damaged or destroyed; (ii) keep the Land, Improvements, and Property in good condition and repair, free from waste; (iii) pay all operating costs and expenses of the Land, Improvements, and Property when due; (iv) comply with all applicable statutes, ordinances, rules, regulations, codes, orders, requirements, directives, binding written interpretations and binding written policies, rulings, and decrees of all local, municipal, state and federal governments, departments, agencies, commissions, boards or political subdivisions (“Laws”), observe and comply with any conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including without limitation zoning variances, special exceptions and nonconforming uses), privileges, franchises and concessions that are applicable to all or any portion of the Land, Improvements, and Property or the use and occupancy thereof; (v) refrain from any action, and correct any condition known to Mortgagor, that would materially increase the risk of fire or other hazard to the Land, Improvements, and Property or any portion thereof; and (vi) cause the Land, Improvements, and Property to be operated in a competent and professional manner.

(d) Alteration of Property. Without the prior written consent of Mortgagee, Mortgagor shall not cause, suffer or permit (i) any physical waste, impairment or deterioration of the Property, (ii) any change in the zoning classification or intended use or occupancy of the Property, including without limitation any change which would increase any fire or other hazard, (iii) any change in the identity of Mortgagor or the person or entity responsible for managing the Property or (iv) any modification of the licenses, permits, privileges, franchises, covenants, conditions or declarations of use applicable to the Property, except as required to operate the Property in the manner required hereunder.

(e) Continuing Existence; Merger; Disposition of Assets. Mortgagor shall not (i) permit itself to be dissolved or its existence terminated, (ii) merge or consolidate with any entity, or (iii) sell, lease, transfer or otherwise dispose of, or grant any person an option to acquire, or sell and leaseback, all or any substantial portion of its assets, whether now owned or hereafter acquired, except in accordance with Section 4 below.

(f) Compliance with Laws. Mortgagor shall comply with all requirements of governmental authorities. Mortgagor shall obtain and maintain any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership and operation of the Property and the conduct of its business and as may be required from time to time by applicable law.

(g) Insurance. Mortgagor shall obtain and maintain or cause to be obtained and maintained, in full force and effect at all times, (1) customary, commercially reasonable insurance with respect to Mortgagor, and (2) customary, commercially reasonable insurance consistent with commercial properties similar to the Property. Mortgagor shall furnish to Mortgagee copies of all insurance policies, certificates and other evidences of insurance of the Property.

2. Liens, Contest and Defense of Title.

(a) Mortgagor shall not create or suffer or permit any lien, charge or encumbrance to attach to or be filed against the Property or any part thereof, or interest thereon, or any other rights and properties conveyed, mortgaged, transferred and granted hereunder (except for liens and encumbrances otherwise approved by Mortgagee in writing (collectively, the “Permitted Encumbrances”)), whether such lien, charge or encumbrance is on a parity, inferior or superior to the lien of this Mortgage (collectively, “Liens”), including, without limitation, liens for labor or materials with respect to the Property (collectively, “Mechanic’s Liens”).

(b) Notwithstanding paragraph (a) of this Section 2, Mortgagor may in good faith and with reasonable diligence contest the validity or amount of any Mechanic’s Liens and defer payment and discharge thereof during the pendency of such contest, provided that: (i) such contest shall prevent the sale or forfeiture of the Property, or any part thereof or any interest therein, to satisfy such Mechanic’s Liens and shall not result in a forfeiture or impairment of the lien of this Mortgage; and (ii) within ten (10) Business Days after Mortgagor has been notified of the filing of any such Mechanic’s Liens, Mortgagor shall have notified Mortgagee in writing of Mortgagor’s intention to contest such Mechanic’s Liens, or to cause such other party to contest such Mechanic’s Liens, and with respect to any Mechanic’s Liens in excess of Twenty-Five Thousand Dollars ($25,000), Mortgagor shall have obtained a title insurance endorsement over such Mechanic’s Liens in form and substance reasonably satisfactory to Mortgagee, insuring Mortgagee against loss or damage by reason of such Mechanic’s Liens; provided that in lieu of such title insurance endorsement Mortgagor may deposit and keep on deposit with Mortgagee (or such depositary as may be designated by Mortgagee) a sum of money sufficient, in the judgment of Mortgagee, to pay in full such Mechanic’s Liens and all interest thereon. Any such deposits are to be held without any allowance of interest and may be used by Mortgagee in its sole discretion to protect the priority of this Mortgage. In case Mortgagor shall fail to maintain such title insurance or deposit with respect to Mechanic’s Liens over Twenty-Five Thousand Dollars ($25,000), or Mortgagor shall fail to prosecute or cause the prosecution of such contest with reasonable diligence, or to pay or cause to be paid the amount of the Mechanic’s Lien, plus any interest finally determined to be due upon the conclusion of such contest; then Mortgagee may, at its option, apply any money and liquidate any securities then on deposit with Mortgagee (or other depositary designated by Mortgagee) in payment of or on account of such Mechanic’s Liens, or that part thereof then unpaid, together with all interest thereon according to any written bill, notice or statement, without inquiring into the amount, validity or enforceability thereof. If the amount of money so deposited shall (in Mortgagee’s reasonable judgment) be insufficient with respect to Mechanic’s Liens in excess of Twenty-Five Thousand Dollars ($25,000) for the payment in full of such Mechanic’s Liens, together with all interest thereon, then Mortgagor shall forthwith, upon demand, deposit with Mortgagee (or other depositary designated by Mortgagee) the sum which shall (in Mortgagee reasonable judgment, when added to the funds then on deposit with Mortgagee) be necessary to make such payment in full (or such other security as shall be reasonably satisfactory to Mortgagee). If a Mechanic’s Lien claim is ultimately resolved in the claimant’s favor, then the monies so deposited shall be applied in full payment of such Mechanic’s Lien or that part thereof then unpaid together with all interest thereon (provided no Event of Default (as hereinafter defined) shall then exist) when Mortgagee has been furnished with satisfactory evidence of the amount of payment to be made. Any excess monies remaining on deposit with Mortgagee (or other depositary) under this Section 2(b) shall be paid to Mortgagor, provided that no Event of Default shall then exist.

(c) If the lien and security interest of Mortgagee in or to the Property, or any part thereof, shall be endangered or shall be attacked, directly or indirectly, Mortgagor shall immediately notify Mortgagee and shall appear in and defend any action or proceeding purporting to affect the Property, or any part thereof, and shall file and prosecute such proceedings and take all actions necessary to preserve and protect such title, lien and security interest in and to the Property.

3. Security Agreement.

(a) Grant of Security Interest. Mortgagor hereby grants to Mortgagee a lien against and security interest in the Personal Property owned by Mortgagor to secure the Obligations. This Mortgage constitutes a security agreement with respect to all Personal Property in which Mortgagee is granted a security interest hereunder, and Mortgagee shall have all of the rights and remedies of a secured party under the Code, as well as all other rights and remedies available at law or in equity.

(b) Perfection. Mortgagor hereby consents to any instrument that may be reasonably requested by Mortgagee to publish notice or protect, perfect, preserve, continue, extend, or maintain the security interest and lien, and the priority thereof, of this Mortgage or the interest of Mortgagee in the Property, including, without limitation, deeds to secure debt, deeds of trust, security agreements, financing statements, continuation statements, and instruments of similar character, and Mortgagor shall pay or cause to be paid (i) all filing and recording taxes and fees incident to each such filing or recording, (ii) all expenses, including without limitation, reasonable third-party attorneys’ fees and costs, incurred by Mortgagee in connection with the preparation and acknowledgement of all such instruments, and (iii) all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments, and charges arising out of or in connection with the delivery of such instruments. Mortgagor hereby consents to, and hereby ratifies, the filing of any financing statements relating to this security interest made prior to the date hereof. Mortgagor hereby irrevocably constitutes and appoints Mortgagee as the attorney-in-fact of Mortgagor, to file with the appropriate filing office any such instruments. In addition, Mortgagor hereby authorizes Mortgagee to cause any financing statement or fixture filing to be filed or recorded without the necessity of obtaining the consent of Mortgagor.

(c) Place of Business. Mortgagor maintains its chief executive office as set forth as the address of Mortgagor in Section 17 below, and Mortgagor will notify Mortgagee in writing of any change in its place of business within five (5) Business Days of such change.

(d) Fixture Filing. It is intended that as to the fixtures, as such term is defined in Ohio Revised Code 1309.102(A)(41), that are part of the Property, this Mortgage will be effective as a continuously perfected financing statement filed in the real property records pursuant to Section 1309.515(G) of the of the Ohio Revised Code as a fixture filing from the date of the filing of this Mortgage for record with the Recorder of Stark County, Ohio. In order to satisfy Section 1309.502(A) of the Ohio Revised Code and Section 1309.502(B) of the Ohio Revised Code, the following information is hereby provided:

Name of Debtor:	HOF Village Newco, LLC

Type of Organization:	Limited Liability Company

State of Organization:	Delaware

Organization Number:	7559089

FEIN:	85-2621032

Name and Address of Mortgagee: HFAKOH001 LLC, c/o Blue Owl Real Estate Capital LLC, 30 North LaSalle, Suite 4140, Chicago, Illinois 60602

(e) Representations and Warranties. Mortgagor represents and warrants that: (i) Mortgagor is the fee owner of the Land, and Mortgagor’s rights in and to the Land are free, clear, and unencumbered except for that certain Open-End Mortgage, Assignment of Leases and Rents, and Security Agreement dated as of December 15, 2021, and recorded as of December 17, 2021, as Instrument No. 202112170065684 with the Stark County, Ohio Recorder, in favor of Eriebank, a division of CNB Bank (the “Eriebank Mortgage”), which Mortgagor represents and warrants has been released in connection herewith, and Mortgagor shall promptly after the date hereof cause the recording of the release of such mortgage; (ii) Mortgagor is the record owner of the Improvements, and Mortgagor’s rights in and to the Improvements are free, clear, and unencumbered; (iii) there are no leases, subleases, licenses, or similar agreements, or any other mortgages or other monetary liens, affecting the Property; (iv) Mortgagor’s chief executive office is located in the State of Ohio; (v) Mortgagor’s state of formation is the State of Delaware; (vi) Mortgagor’s exact legal name is as set forth on Page 1 of this Mortgage; (vii) Mortgagor’s organizational identification number is 7559089 and FEIN is 85-2621032; (viii) Mortgagor is the owner of the Personal Property subject to no liens, charges or encumbrances other than the lien hereof and Permitted Encumbrances; (ix) the Personal Property will not be removed from the Property without the consent of Mortgagee except in accordance with Section 4 below; and (x) no financing statement covering any of the Personal Property or any proceeds thereof is on file in any public office except pursuant hereto.

4. Restrictions on Transfer.

(a) Mortgagor, without the prior written consent of Mortgagee, shall not effect, suffer or permit any Prohibited Transfer (as defined herein). Any merger or consolidation, or any conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest or other encumbrance or alienation (or any agreement to do any of the foregoing) of any of the following properties or interests shall constitute a “Prohibited Transfer”:

(i) Mortgagor’s interest in the Land or Property or any part thereof or interest therein, excepting only sales or other dispositions of personal property collateral (“Obsolete Collateral”) no longer useful in connection with the operation of the Land or Property, provided that prior to the sale or other disposition thereof, such Obsolete Collateral has been replaced by personal property collateral of at least equal value and utility which is subject to the lien hereof with the same priority as with respect to the Obsolete Collateral unless such Obsolete Collateral is no longer needed for the operation of Mortgagor’s business;

(ii) Any change of Mortgagor’s manager, without the prior written consent of Mortgagee, not to be unreasonably withheld;

in each case whether any such change, conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest, encumbrance or alienation is effected directly, indirectly (including by nominee agreement), voluntarily or involuntarily, by operation of law or otherwise; provided, however, the foregoing provisions of this section shall not apply (i) to liens securing the Obligations, (ii) the Permitted Encumbrances, or (iii) to the lien of current real property taxes (“Taxes”) not in default.

(b) Mortgagee evaluated the background and experience of Mortgagor, Village Waterpark, and Stadium Mortgagor, and their respective equity owners in owning and operating property such as the Land and Property, found it acceptable and relied and continues to rely upon same as the means of maintaining the value of Mortgagor’s fee interest in the Property which is, inter alia, Mortgagee’s security for the Security Documents. Mortgagor and Village Waterpark were ably represented by a licensed attorney at law in the negotiation and documentation of the Waterpark Lease and bargained at arm’s length and without duress of any kind for all of the terms and conditions of the foregoing, including this provision.

5. Events of Default. Any one or more of the following events shall constitute an “Event of Default” under this Mortgage:

(a) If a Prohibited Transfer shall occur; or

(b) Village Waterpark defaults under the Waterpark Lease beyond all applicable notice and cure periods; or

(c) Mortgagor fails to materially perform or cause to be performed any other obligation or materially observe any other condition, covenant, term, agreement or provision required to be performed or observed by Mortgagor contained in this Mortgage and not specifically referred to elsewhere in this Section 5; provided, however, that if such failure by its nature can be cured, then so long as the continued operation and safety of the Property, and the priority, validity and enforceability of the liens created by this Mortgage or any of the other Security Documents and the value of the Property are not impaired, threatened or jeopardized, then Mortgagor shall have a period (“Cure Period”) of thirty (30) days after Mortgagor obtains actual knowledge of such failure or receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period (provided, however, such period shall be limited to ten (10) Business Days if such failure can be cured by the payment of money), provided further that if Mortgagor commences to cure such failure during the Cure Period and is diligently and in good faith attempting to effect such cure, the Cure Period shall be extended for sixty (60) additional days; or

(d) If any default occurs under any Security Documents or any amendments, modifications, or restatements to the same beyond all applicable notice and cure periods.

6. Remedies. Upon the occurrence and continuance of an Event of Default (regardless of the pendency of any proceeding which has or might have the effect of preventing Mortgagor from complying with the terms of this instrument), and in addition to such other rights as may be available under any other Security Document or under applicable law, but subject at all times to any mandatory legal requirements:

(a) Acceleration. Mortgagee may declare all Obligations hereby secured, to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without other notice or demand of any kind (and upon the occurrence of any default described in the Guaranty, the Stadium Pledge Agreement, the Fields Pledge Agreement, and/or the Waterpark Lease, such Obligations shall automatically become due and payable without any action by Mortgagee).

(b) Uniform Commercial Code. Mortgagee shall, with respect to the Personal Property, have all the rights, options and remedies of a Mortgagee under the Code, including without limitation, to the extent provided by the Code, the right to the possession of any such property or any part thereof, and the right to enter with legal process any premises where any such property may be found. Any requirement of the Code for reasonable notification shall be met by mailing written notice to Mortgagor at its address set forth in Section 17 hereof at least ten (10) days prior to the sale or other event for which such notice is required. Any such sale may be held as part of and in conjunction with any foreclosure sale of the other properties and rights constituting the Property in order that the Property, including the Personal Property, may be sold as a single parcel if Mortgagee elects. Mortgagor hereby agrees that if Mortgagee demands or attempts to take possession of the Personal Property or any portion thereof in exercise of its rights and remedies hereunder, Mortgagor will promptly turn over and deliver possession thereof to Mortgagee, and Mortgagor authorizes, to the extent now or hereafter permitted by applicable law, Mortgagee, its employees and agents, and potential bidders or purchasers to enter upon the Property or any other office, building or property where the Personal Property or any portion thereof may at the time be located (or believed to be located) and Mortgagee may (i) remove the same therefrom or render the same inoperable (with or without removal from such location); (ii) repair, operate, use or manage the Personal Property or any portion thereof; (iii) maintain, repair or store the Personal Property or any portion thereof; (iv) view, inspect and prepare the Personal Property or any portion thereof for sale, lease or disposition; (v) sell, lease, dispose of or consume the same or bid thereon; or (vi) incorporate the Personal Property or any portion thereof into the Land or the Improvements or Fixtures and sell, convey or transfer the same. The expenses of retaking, selling and otherwise disposing of the Personal Property, including reasonable attorneys’ fees and legal expenses incurred in connection therewith, shall constitute additional Obligations and shall be payable upon demand with interest to Mortgagee, as applicable.

(c) Foreclosure. Mortgagee shall, to the extent permitted and pursuant to the procedures provided by applicable laws, have the right to institute proceedings, judicial or otherwise, for the complete or partial foreclosure of this Mortgage under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner.

(d) Partial Foreclosure. Mortgagee shall, to the extent permitted and pursuant to the procedures provided by applicable laws, have the right to institute proceedings for the partial foreclosure of this Mortgage for the portion of the Obligations then due and payable, subject to the continuing lien and security interest of this Mortgage for the balance of the Obligations not then due, unimpaired and without loss of priority.

(e) Sale of Property. In the event of the sale of some or all of the Property pursuant to any order in any judicial proceeding or otherwise, the Property may be sold as an entirety or in separate parcels and in such manner or order as Mortgagee in its discretion may elect, and if Mortgagee so elects, Mortgagee may sell the personal property covered by this Mortgage concurrently with the real property covered hereby or at one or more separate sales in any manner permitted by applicable law, and one or more exercises of the powers herein granted shall not extinguish nor exhaust such powers, until the entire Property are sold or the Obligations are paid in full. Mortgagee may, at its option, sell the Property subject to the rights of any lessees of the Property, and the failure to make any such lessee parties to any foreclosure proceedings and to foreclose its rights will not be asserted by Mortgagor to be a defense to any proceedings instituted by Mortgagee to collect the Obligations. If the Obligations are now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease or other Mortgages, Mortgagee may at its option exhaust the remedies granted under any of said Mortgages either concurrently or independently, and in such order as it may determine in its discretion. Upon any foreclosure sale, Mortgagee may bid for and purchase the Property and shall be entitled to apply all or any part of the Obligations as a credit to the purchase price. In the event of any foreclosure sale by Mortgagee, Mortgagor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

(f) Appointment of Receiver. To the extent permitted by applicable law, Mortgagee shall, as a matter of right, without notice and without giving bond to Mortgagor or anyone claiming by, under or through it, and without regard to the solvency or insolvency of Mortgagor or the then value of the Property, be entitled to have a receiver appointed pursuant to the laws of the State of Ohio of all or any part of the Property and the rents, issues and profits thereof, with such power as the court making such appointment shall confer, and Mortgagor hereby consents to the appointment of such receiver and shall not oppose any such appointment. To the extent permitted by applicable law, any such receiver may, to the extent permitted under applicable law, without notice, enter upon and take possession of the Property or any part thereof by summary proceedings, ejectment or otherwise, and may remove Mortgagor or other persons and any and all property therefrom, and may hold, operate and manage the same and receive all earnings, income, rents, issues and proceeds accruing with respect thereto or any part thereof, whether during the pendency of any foreclosure or until any right of redemption shall expire or otherwise. All laws of the State of Ohio pertaining to the remedies described in Sections 6(b) through (f) are herein referred to as “Foreclosure Laws”.

(g) Specific Performance. Mortgagee shall be entitled to institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Waterpark Lease, Guaranty, and/or in any of the other Security Documents.

(h) Taking Possession; Collecting Rents; etc. To the extent permitted by applicable law, upon demand by Mortgagee, Mortgagor shall surrender to Mortgagee and Mortgagee may enter and take possession of the Property or any part thereof personally, by its agent or attorneys or be placed in possession pursuant to court order as mortgagee in possession or receiver as provided in the Foreclosure Laws, and Mortgagee, to the extent permitted by applicable law, in its discretion, personally, by its agents or attorneys or pursuant to court order as mortgagee in possession or receiver as provided in the Foreclosure Laws may enter upon and take and maintain possession of all or any part of the Property, together with all documents, books, records, papers, and accounts of Mortgagor relating thereto, and may exclude Mortgagor and any agents and servants thereof wholly therefrom and may, on behalf of Mortgagor, or in its own name as Mortgagee and under the powers herein granted:

(i) hold, operate, manage and control all or any part of the Property and conduct the business, if any, thereof, either personally or by its agents, with full power to use such measures, legal or equitable, as in its discretion may be deemed proper or necessary to enforce the payment or security of the rents, issues, deposits, profits, and avails of the Property, including without limitation actions for recovery of rent, actions in forcible detainer, and actions in distress for rent, all without notice to Mortgagor;

(ii) cancel or terminate any lease or sublease of all or any part of the Property for any cause or on any ground that would entitle Mortgagor to cancel the same;

(iii) elect to disaffirm any lease or sublease of all or any part of the Property made subsequent to this Mortgage without Mortgagee’s prior written consent;

(iv) extend or modify any then existing Leases and make new Leases of all or any part of the Property, which extensions, modifications, and new Leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the expiration date of the Waterpark Lease and the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such Leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor, all persons whose interests in the Property are subject to the lien hereof, and the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the Obligations, satisfaction of any foreclosure decree, or issuance of any certificate of sale or deed to any such purchaser;

(v) make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments, and improvements in connection with the Property as may seem judicious to Mortgagee, to insure and reinsure the Property and all risks incidental to Mortgagee’s possession, operation and management thereof, and to receive all rents, issues, deposits, profits, and avails therefrom;

(vi) apply the net income, after allowing a reasonable fee for the collection thereof and for the management of the Property, to the payment of taxes, assessments, insurance premiums and other charges applicable to the Property, or in reduction of the Obligations in such order and manner as Mortgagee shall select, in its sole discretion; and

(vii) receive and collect the rents, issues, profits and revenues of the Property personally or through a receiver so long as an Event of Default shall exist and during the pendency of any foreclosure proceedings and during any redemption period, and Mortgagor agrees to consent to a receiver if it is believed necessary or desirable by Mortgagee to enforce its rights under this subsection. The collection of rents, issues, profits or revenues of the Property by Mortgagee shall in no way waive the right of Mortgagee to foreclose this Mortgage in the event of any said Event of Default.

(i) Intentionally Omitted.

(j) Possession. Nothing herein contained shall be construed as constituting Mortgagee a mortgagee in possession in the absence of the actual taking of possession of the Property. The right to enter and take possession of the Property and use any personal property therein, to manage, operate, conserve and improve the same, and to collect the rents, issues and profits thereof, shall be in addition to all other rights or remedies of Mortgagee hereunder or afforded by law, and may be exercised concurrently therewith or independently thereof or under the other Security Documents. To the extent permitted by applicable law, the expenses (including any receiver’s fees, reasonable counsel fees, costs and agent’s compensation) incurred pursuant to the powers herein contained shall be secured hereby which expenses Mortgagor promises to pay upon demand together with interest thereon until paid to Mortgagee. To the extent permitted by applicable law, Mortgagee shall not be liable to account to Mortgagor for any action taken pursuant hereto other than to account for any rents actually received by Mortgagee. Without taking possession of the Property, Mortgagee may, in the event the Property become vacant or are abandoned, take such steps as it deems appropriate or as required by any applicable law to register, maintain, repair, protect and secure the Property (including hiring watchmen therefor) and all costs incurred in so doing shall constitute so much additional Obligations payable upon demand.

(k) Indemnity. Mortgagor hereby agrees to indemnify, defend, protect and hold harmless Mortgagee and its employees, officers and agents from and against any and all liabilities, claims and obligations which may be incurred, asserted or imposed upon them or any of them as a result of or in connection with any use, operation, or lease of any of the Land and Property, or any part thereof, or as a result of Mortgagee seeking to obtain performance of any of the obligations due with respect to the Land and Property; provided, however, the foregoing indemnity shall not extend to such liabilities, claims or obligations as result from the fraud, gross negligence or intentional misconduct of Mortgagee, its employees, officers or agents or which arise as a result of acts or omissions that occur after a foreclosure or deed in lieu of foreclosure.

In case Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise or in the event Mortgagee commences advertising of an intended foreclosure sale in connection with a foreclosure judgment, and such proceeding or advertisement shall have been withdrawn, discontinued or abandoned for any reason, then in every such case (i) Mortgagor and Mortgagee shall be restored to their former positions and rights, (ii) all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken, (iii) each and every Event of Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall be deemed to be a continuing Event of Default, and (iv) neither this Mortgage, nor the Waterpark Lease, nor the Guaranty, nor the Obligations, nor any other Security Document shall be or shall be deemed to have been reinstated or otherwise affected by such withdrawal, discontinuance or abandonment; and Mortgagor hereby expressly waives the benefit of any statute or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with this sentence.

(l) Forbearance. Any rights granted hereunder or in the other Security Documents with respect to this Mortgage shall be subject to the Security Documents in all respects, and in the case of any conflicts between the terms of this Mortgage and such sections of the Security Documents, such sections of the Security Documents (if and as applicable) shall control.

7. Compliance with Foreclosure Laws.

(a) In the event that any provision in this Mortgage shall be inconsistent with any provision of the Foreclosure Laws, the provisions of the Foreclosure Laws shall take precedence over the inconsistent provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with the Foreclosure Laws.

(b) If any provision of this Mortgage shall grant to Mortgagee any rights or remedies upon the occurrence of an Event of Default which are more limited than the rights that would otherwise be vested in Mortgagee under the Foreclosure Laws in the absence of said provision, Mortgagee shall be vested with the rights granted in the Foreclosure Laws to the full extent permitted by law.

8. Waiver of Appraisement, Valuation, Marshalling of Assets, Statute of Limitations, Right of Redemption, etc. Mortgagor shall not and will not apply for or avail itself of any appraisement, valuation, stay, statute of limitation, reinstatement, extension or exemption laws, now existing or hereafter enacted in order to prevent or hinder the enforcement or foreclosure of this Mortgage, but hereby waives the benefit of all such laws to the fullest extent permitted by applicable law. Mortgagor for itself and all who may claim through or under it waives any and all right to have the property and estates comprising the Property marshaled upon any foreclosure of the lien hereof and agrees that any court having jurisdiction to foreclose such lien may order the Property sold as an entirety. In the event of any sale made under or by virtue of this instrument, the whole of the Property may be sold in one parcel as an entirety or in separate lots or parcels at the same or different times, all as Mortgagee may determine in its sole discretion. Mortgagee shall have the right to become the purchaser at any sale made under or by virtue of this instrument and Mortgagee so purchasing at any such sale shall have the right to be credited upon the amount of the bid made therefor by Mortgagee with the amount payable to Mortgagee out of the net proceeds of such sale. In the event of any such sale, the outstanding principal amount of the Loan and the other Obligations, if not previously due, shall be and become immediately due and payable without demand or notice of any kind. The Property is neither agricultural property, nor property in agricultural use nor used for agricultural purposes, nor the homestead of Mortgagor, but rather is the site of a construction and renovation project related to a mixed-use facility to be located on the Property. Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of all who may claim through or under Mortgagor in acquiring any interest in or title to the Property subsequent to the date of this Mortgage.

9. Costs and Expenses of Foreclosure. To the extent permitted by applicable law, in any suit to foreclose the lien hereof there shall be allowed and included as additional indebtedness in the decree for sale all expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for appraiser’s fees, outlays for documentary and expert evidence, stenographic charges, publication costs and costs (which may be estimated as to items to be expended after the entry of the decree) of procuring all such abstracts of title, title searches and examination, guarantee policies, and similar data and assurances with respect to title as Mortgagee may deem to be reasonably necessary either to prosecute any foreclosure action or to evidence to the bidder at any sale pursuant thereto the true condition of the title to or the value of the Property, and reasonable attorneys’ fees, all of which expenditures shall become additional Obligations which Mortgagor agrees to pay and all of such expenditures shall be immediately due and payable from the date of expenditure until paid to Mortgagee.

10. Application of Proceeds. The proceeds of any foreclosure sale of the Property shall be distributed in the following order of priority: first, on account of all costs and expenses incident to the foreclosure or other proceedings including all such items as are mentioned in Section 9 hereof; second, to all items, which under the terms hereof constitute Obligations with interest thereon as herein provided; third to whomsoever shall be lawfully entitled to the same.

11. Rights Cumulative.

(a) To the extent permitted by applicable law, each right, power and remedy herein conferred upon Mortgagee is cumulative and in addition to every other right, power or remedy, express or implied, now or hereafter provided by law or in equity, and each and every right, power, and remedy herein set forth or otherwise so existing may be exercised from time to time concurrently or independently and as often and in such order as may be deemed expedient by Mortgagee.

(b) By accepting payment of any sums secured by this Mortgage after the due date thereof, by accepting performance of any of Mortgagor’s obligations hereunder after such performance is due, or by making any payment or performing any act on behalf of Mortgagor which Mortgagor was obligated but failed to perform or pay, Mortgagee shall not waive, nor be deemed to have waived, its rights to require payment when due of all sums secured hereby and the due, punctual and complete performance of Mortgagor’s, Village Waterpark’s or Stadium Mortgagor’s obligations under this Mortgage, the Guaranty, the Waterpark Lease, and all other Security Documents. No waiver or modification of any of the terms of this Mortgage shall be binding on Mortgagee unless set forth in a writing signed by Mortgagee and any such waiver by Mortgagee of any Event of Default by Mortgagor under this Mortgage shall not constitute a waiver of any other Event of Default under the same or any other provision hereof. If any Mortgagee holds any additional security for any of the obligations secured hereby, to the extent permitted by applicable law, it may pursue its rights or remedies with respect to such security at its option before, contemporaneously with, or after a sale of the Property or any portion thereof.

(c) No act or omission by Mortgagee shall release, discharge, modify, change or otherwise affect the liability of Mortgagor, Village Waterpark, or Stadium Mortgagor under the Guaranty, this Mortgage, the Waterpark Lease, or any of the other Security Documents, or any other obligation of Mortgagor, or any subsequent purchaser of the Property or any part thereof, or any maker, co-signer, endorser, surety or guarantor, or preclude Mortgagee from exercising any right, power or privilege herein granted or intended to be granted in the event of any Event of Default then made or of any subsequent Event of Default, or alter the security interest or lien of this Mortgage or any of the other Security Documents except as expressly provided in an instrument or instruments executed by Mortgagee. To the extent permitted by applicable law, the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy; and no delay or omission of Mortgagee in the exercise of any right, power or remedy accruing hereunder or under any of the other Security Documents or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any Event of Default or acquiescence therein. Except as otherwise specifically required herein and by applicable law, notice of the exercise of any right, remedy or power granted to Mortgagee by this Mortgage is not required to be given.

12. Successors and Assigns; Assignment.

(a) This Mortgage and each and every provision hereof shall be binding upon Mortgagor and its successors and assigns (including, without limitation, each and every record fee owner from time to time of the Property or any other person having an interest therein), and shall inure to the benefit of Mortgagee and its successors and assigns.

(b) All of the covenants of this Mortgage shall run with the Land and Property and be binding on any successor owners, lessors, and lessees of the Land and Property. In the event that the fee interest in the Property or the ownership of the Personal Property or any portion thereof becomes vested in a person or persons other than Mortgagor, Mortgagee may, without notice to Mortgagor, deal with such successor or successors in interest of Mortgagor with reference to this Mortgage and the Obligations in the same manner as with Mortgagor without in any way releasing or discharging Mortgagor from its obligations hereunder. Mortgagor will give immediate written notice to Mortgagee of any conveyance, transfer or change of ownership of the Property, but nothing in this Section shall vary or negate the provisions of Section 4 hereof.

(c) The rights and obligations of Mortgagor under this Mortgage may not be assigned and any purported assignment by Mortgagor shall be null and void. Mortgagee shall have the right to sell, assign or transfer portions of its right, title and/or interest in and to this Mortgage and the other Security Documents (including the sale of participation interests therein), without the consent or approval of Mortgagor, and Mortgagor agrees to cooperate in all respects with Mortgagee in connection therewith, including, without limitation, the execution of all documents and instruments reasonably requested by Mortgagee or such transferee provided that such documents and instruments do not materially adversely affect any of Mortgagor’s duties or obligations under this Mortgage and the other Security Documents.

13. Execution of Separate Security Agreements, Financing Statements, etc.; Estoppel Letter; Corrective Documents.

(a) Mortgagor will, and will cause Village Waterpark and Stadium Mortgagor to execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, notes, mortgages, security agreements, financing statements, agreements, documents and assurances as Mortgagee shall reasonably require for the better assuring, conveying, granting, assigning and confirming unto Mortgagee all property conveyed hereby or property intended so to be, whether now owned by Mortgagor or hereafter acquired. Without limitation of the foregoing, Mortgagor will assign to Mortgagee, upon request, as further security for the Obligations, its interest in all agreements, contracts, licenses and permits affecting the Property, such assignments to be made by instruments reasonably satisfactory to Mortgagee, but no such assignment shall be construed as a consent by Mortgagee to any agreement, contract, license or permit or to impose upon Mortgagee any obligations with respect thereto.

(b) From time to time, but no more than once per year if an uncured Event of Default does not exist, Mortgagor will, or will cause Village Waterpark and Stadium Mortgagor to, furnish, within twenty (20) Business Days after request from Mortgagee, a written and duly acknowledged statement of the amount due under the Waterpark Lease, this Mortgage and the other Security Documents and whether any alleged offsets or defenses exist against the Obligations.

(c) Mortgagor and Mortgagee shall, at the request of the other, promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage or in the execution or acknowledgment hereof or in any other instrument executed in connection herewith or in the execution or acknowledgment of such instrument and will execute and deliver any and all additional instruments as may be requested by Mortgagee or Mortgagor, as the case may be, to correct such defect, error or omission.

14. Subrogation. If any part of the Obligations is used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any prior lien or encumbrance upon the Property or any part thereof, then by advancing the monies to make such payment, Mortgagee shall be subrogated to the rights of the holder thereof in and to such other lien or encumbrance and any additional security held by such holder, and shall have the benefit of the priority of the same.

15. Governing Law. In all respects, including, without limitation, matters of construction and performance of this Mortgage and the obligations arising hereunder, this Mortgage shall be governed by, and construed in accordance with, the internal laws of the State of Ohio.

16. Assignment of Leases and Other Agreements Affecting the Property. In order to further secure payment of the Obligations and the observance, performance and discharge of Mortgagor’s obligations under the Security Documents, Mortgagor hereby assigns to Mortgagee all of Mortgagor’s right, title, interest and estate in, to and under all of the Leases and in and to all of the Rents and Profits (defined as all rents, income, issues and profits arising from any Leases, or other agreements affecting the use, enjoyment or occupancy of the Property now or hereafter made affecting the Property or any portion thereof). Unless and until an Event of Default occurs, Mortgagor shall be entitled to collect the Rents and Profits (except as otherwise provided in this Mortgage) as and when they become due and payable. Neither these assignments nor Mortgagee’s enforcement of the provisions of these assignments (including the receipt of the Rents) will operate to subordinate the lien of this Mortgage to any of the rights of any lessee or other party to any other agreement affecting the use, enjoyment or occupancy of the Property of all or any part of the Property, or to subject Mortgagee to any liability to any such lessee for the performance of any obligations of Mortgagor under any such Lease or other agreement affecting the Property unless and until Mortgagee agrees to such subordination or assumes such liability by an appropriate written instrument.

17. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the addresses set forth below in this Section or as such party may from time to time designate by written notice to the other parties. Any party by notice to the other parties in the manner provided herein may designate additional or different addresses for subsequent notices or communications:

To Mortgagee:		HFAKOH001 LLC
c/o Blue Owl Real Estate Capital LLC
30 North LaSalle, Suite 4140
Chicago, IL 60602
Attention: Asset Management
E-mail: RealEstateAM@blueowl.com

With copies to:		Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
Attention: David A. Rosenberg & David P. Stanek
	E-mail:	david.rosenberg@kirkland.com and
david.stanek@kirkland.com

To Mortgagor:		HOF Village Newco, LLC
2014 Champions Gateway
Canton, OH 44708
Attention: General Counsel
E-mail: tara.charnes@hofvillage.com

With copies to:		Walter Haverfield LLP
1301 East Ninth Street, Suite 3500
Cleveland, OH 44114
Attention: Nick Catanzarite
E-mail: ncatanzarite@walterhav.com

18. Releases.

(a) Upon fulfillment of all Obligations under the Waterpark Lease, the Guaranty, the Stadium Pledge Agreement, the Fields Pledge Agreement, this Mortgage and all other Security Documents, Mortgagee shall, upon the request of, and at the cost of, Mortgagor, execute a proper release of this Mortgage.

(b) Mortgagee may, regardless of consideration, cause the release of any part of the Property from the lien of this Mortgage without in any manner affecting or impairing the lien or priority of this Mortgage as to the remainder of the Property not so released.

19. Indemnification by Mortgagor. Mortgagor shall protect and indemnify Mortgagee from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements), imposed upon or incurred by or asserted against Mortgagee or the members, partners, shareholders, directors, officers, agents or employees of Mortgagee by reason of (a) ownership of the Property or any interest therein, or receipt of any Rents or other sum therefrom, (b) any accident to, injury to or death of persons or loss of or damage to Property occurring on or about the Property or the adjoining sidewalks, curbs, vaults or vault space, if any, streets or ways, except to the extent caused by Mortgagee’s gross negligence or willful misconduct, (c) any failure on the part of Village Waterpark, Stadium Mortgagor, and/or Mortgagor to perform or comply with any of the terms, covenants, conditions and agreements set forth in this Mortgage, the Waterpark Lease, the Guaranty, the Stadium Pledge Agreement, the Fields Pledge Agreement, and/or any of the other Security Documents, or any agreement, reimbursement agreement, guaranty, or any other agreements executed by Village Waterpark, Stadium Mortgagor, and/or Mortgagor or any other persons directly or indirectly liable for the payment of the Obligations, (d) any failure on the part of Village Waterpark, Stadium Mortgagor, and/or Mortgagor to perform or comply with (i) any other agreement executed by Village Waterpark, Stadium Mortgagor, and/or Mortgagor, or (ii) any requirement of law, (e) payment of sums for the protection of the lien and security interest of Mortgagee in and to the Property, (f) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof for construction or maintenance or otherwise, or (g) any action brought against Mortgagee attacking the validity, priority or enforceability of this Mortgage, the Guaranty, the Waterpark Lease, the Stadium Pledge Agreement, the Fields Pledge Agreement, any other Security Document, or any agreement, reimbursement agreement, guaranty, or any other agreements executed by Village Waterpark, Stadium Mortgagor, and/or Mortgagor or any other persons directly or indirectly liable for the payment of the Obligations; provided, however, that the foregoing indemnity shall not extend to such liabilities, claims or obligations as result from the fraud, gross negligence or intentional misconduct of Mortgagee, its employees, officers or agents or which arise as a result of acts or omissions which occur after a foreclosure or deed in lieu of foreclosure. Any amounts payable to Mortgagee under this paragraph shall bear interest until paid to Mortgagee and shall be secured by this Mortgage. In the event any action, suit or proceeding is brought against Mortgagee or the members, partners, shareholders, directors, officers, agents or employees of Mortgagee by reason of any such occurrence, Mortgagor, upon the request of Mortgagee and at Mortgagor’s sole expense, shall resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by Mortgagor and approved by Mortgagee. Such obligations under this paragraph shall survive the termination, satisfaction or release of this Mortgage.

20. Intentionally Omitted.

21. Intentionally Omitted.

22. Intentionally Omitted.

23. Intentionally Omitted.

24. Additional Covenants of Mortgagor.

(a) Mortgagor shall deliver to Mortgagee copies of all notices of default by any party with respect to an agreement affecting the Property (to the extent Mortgagor receives a copy), immediately upon delivery or receipt of such notice, as the case may be;

(b) Mortgagor shall notify Mortgagee promptly of the occurrence of any of the following: (i) a fire or other casualty causing damage to the Property in excess of $20,000; (ii) receipt of notice of condemnation of the Property or any part thereof; (iii) receipt of notice from any governmental authority relating to the structure, use or occupancy of the Property; (iv) receipt of any notice of alleged default from the holder of any lien or security interest in the Property; and (v) the commencement of any litigation affecting the Property.

25. Intentionally Omitted.

26. O.R.C. Section 1311.14. Mortgagee is authorized and empowered to do all things provided to be done by a Mortgagee under Section 1311.14 of the Ohio Revised Code and any amendments or supplements thereto. This Mortgage is made pursuant to Section 5301.232 and Chapter 1309, including Section 1309.334, of the Ohio Revised Code.

27. Miscellaneous.

a. Time is of the Essence. Time is of the essence of this Mortgage.

b. Captions and Pronouns. The captions and headings of the various Sections of this Mortgage are for convenience only, and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular, and the masculine, feminine and neuter shall be freely interchangeable.

c. Mortgagee Not Joint Venturers or Partners of Mortgagor or Newco. Mortgagor and Mortgagee acknowledge and agree that in no event shall Mortgagee be deemed to be a partner or joint venturer with Mortgagor, Village Waterpark, or Stadium Mortgagor. Without limitation of the foregoing, and Mortgagee shall not be deemed to be such a partner or joint venturer on account of it becoming a mortgagee in possession or exercising any rights pursuant to this Mortgage or pursuant to any other instrument or document evidencing or securing any of the Obligations, or otherwise.

d. Replacement of Security Documents. Upon notice to Mortgagor of the loss, theft, destruction or mutilation of any Security Document, Mortgagor will, or will cause Village Waterpark or Stadium Mortgagor, as applicable, to execute and deliver, in lieu thereof, a replacement identical in form and substance to such Security Document and dated as of the date of the original Security Document and upon such execution and delivery all references in any of the Security Documents to such Security Document shall be deemed to refer to such replacement Security Document.

e. Waiver of Consequential Damages. Mortgagor covenants and agrees that in no event shall Mortgagee be liable for consequential or punitive damages, whatever the nature of a failure by Mortgagee to perform its obligation(s), if any, under the Security Documents, and Mortgagor hereby expressly waives all claims that it now or may hereafter have against Mortgagee for such consequential or punitive damages.

f. After Acquired Property. The lien hereof will automatically attach, without further act, to all after-acquired Property attached to and/or used in connection with or in the operation of the Property or any part thereof.

g. Severability. If any provision hereof should be held unenforceable or void, then such provision shall be deemed separable from the remaining provisions and shall in no way affect the validity of this Mortgage except that if such provision relates to the payment of any monetary sum, then Mortgagee may, at its option declare the Obligations immediately due and payable.

h. Interpretation of Agreement. Should any provision of this Mortgage require interpretation or construction in any judicial, administrative, or other proceeding or circumstance, it is agreed that the parties hereto intend that the court, administrative body, or other entity interpreting or construing the same shall not apply a presumption that the provisions hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of both parties hereto have fully participated in the preparation of all provisions of this Mortgage, including, without limitation, all Exhibits attached to this Mortgage.

i. Effect of Extensions and Amendments. If the payment of the Obligations, or any part thereof, be extended or varied, or if any part of the security or guaranties therefor be released, all persons now or at any time hereafter liable therefor, or interested in the Property shall be held to assent to such extension, variation or release, and their liability, and the lien, and all provisions hereof, shall continue in full force and effect; the right of recourse against all such persons being expressly reserved by Mortgagee, notwithstanding any such extension, variation or release.

j. Mortgagee-in-Possession. Nothing herein contained shall be construed as constituting Mortgagee a mortgagee-in-possession in the absence of the actual taking of possession of the Property by Mortgagee pursuant to this Mortgage.

k. Intentionally Omitted.

l. Complete Agreement. This Mortgage, the Waterpark Lease, the Guaranty and the other Security Documents constitute the complete agreement between the parties with respect to the subject matter hereof and the Security Documents may not be modified, altered or amended except by an agreement in writing signed by Mortgagee.

m. Further Assurances. Mortgagor shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other actions, as shall be reasonably necessary from time to time to give full effect to the Security Documents and the transactions contemplated hereby and thereby.

28. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, MORTGAGOR AND MORTGAGEE, BY ITS ACCEPTANCE HEREOF, HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG MORTGAGOR AND MORTGAGEE ARISING OUT OF OR IN ANY WAY RELATED TO THIS MORTGAGE, ANY OTHER SECURITY DOCUMENT, OR ANY RELATIONSHIP BETWEEN OR AMONG MORTGAGOR, MORTGAGEE. THIS PROVISION IS A MATERIAL INDUCEMENT TO MORTGAGEE TO PROVIDE THE LOAN DESCRIBED HEREIN AND IN THE OTHER SECURITY DOCUMENTS.

29. Additional Waivers. MORTGAGOR EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY MORTGAGEE ON THIS MORTGAGE , ANY AND EVERY RIGHT IT MAY HAVE TO (A) INTERPOSE ANY COUNTERCLAIM THEREIN UNLESS UNDER THE APPLICABLE RULES OF COURT SUCH COUNTERCLAIM MUST BE ASSERTED IN SUCH PROCEEDING, OR CLAIMS BASED ON MORTGAGEE’S FAILURE TO ACT IN A COMMERCIALLY REASONABLE MANNER, OR (B) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING UNLESS UNDER THE APPLICABLE RULES OF COURT SUCH SUIT, ACTION OR PROCEEDING MUST BE CONSOLIDATED WITH THE PROCEEDING BROUGHT BY MORTGAGEE.

30. Compliance with Security Documents. Mortgagor will, and will cause Village Waterpark and Stadium Mortgagor to, abide by and comply with and be governed and restricted by all of the terms, covenants, provisions, restrictions and agreements contained in the Security Documents, and in each and every supplement thereto or amendment thereof which may at any time or from time to time be executed and delivered by the parties thereto or their successors and assigns.

31. Attorneys’ Fees. Whenever attorneys’ fees are provided to be paid, the term shall include any and all reasonable attorneys’ fees, attorney’s accountant fees, paralegal and law clerk (and similar person’s) fees, including but not limited to, fees at the pretrial, trial and appellate levels, and in collection proceedings, incurred or paid by Mortgagee in protecting its interest in the collateral and enforcing its rights hereunder.

32. Waiver of Mortgagor’s Rights. BY EXECUTION OF THIS MORTGAGE, MORTGAGOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE OBLIGATIONS EVIDENCED BY THE SECURITY DOCUMENTS AND THE RIGHT TO PURSUE ANY AND ALL REMEDIES GRANTED TO MORTGAGEE IN THIS MORTGAGE AND OTHER SECURITY DOCUMENTS OR OTHERWISE BY APPLICABLE LAW, WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THE WATERPARK LEASE, THE GUARANTY, THE STADIUM PLEDGE AGREEMENT, THE FIELDS PLEDGE AGREEMENT, THIS MORTGAGE, AND/OR THE OTHER SECURITY DOCUMENTS, OR REQUIRED BY APPLICABLE NON-WAIVABLE LAW; (B) WAIVES ANY AND ALL RIGHTS WHICH MORTGAGOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTION FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY MORTGAGEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO MORTGAGEE, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE PROVIDED IN THIS MORTGAGE AND THE OTHER SECURITY DOCUMENTS; (C) ACKNOWLEDGES THAT MORTGAGOR HAS READ THIS MORTGAGE AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS MORTGAGE AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO MORTGAGOR, AND MORTGAGOR HAS CONSULTED WITH COUNSEL OF MORTGAGOR’S CHOICE PRIOR TO EXECUTING THIS MORTGAGE; (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF MORTGAGOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY MORTGAGOR AS PART OF A BARGAINED FOR LOAN TRANSACTION; AND (E) ACKNOWLEDGES THAT THIS MORTGAGE, THE SECURITY DOCUMENTS, AND ALL OF THE DOCUMENTS GIVEN TO SECURE THE SECURITY DOCUMENTS ARE VALID, BINDING, AND ENFORCEABLE IN ACCORDANCE WITH THEIR RESPECTIVE TERMS.

33. Future Advances. Notwithstanding anything contained in this Mortgage or the other Security Documents to the contrary, this Mortgage shall secure: (i) a maximum principal amount of Two Million and No/100 Dollars ($2,000,000.00),exclusive of interest accrued thereon and any items described in (ii) below, including any additional advances that the Mortgagee is obligated to make from time to time after the date hereof pursuant to the Security Documents, and (ii) all other amounts payable by Mortgagor, or advanced by Mortgagee for the account, or on behalf, of Mortgagor, pursuant to the Security Documents, including amounts advanced with respect to the Property for the payment of taxes, assessments, insurance premiums and other costs and impositions incurred for the protection of the Property to the same extent as if the future obligations and advances were made on the date of execution of the Mortgage (i.e., Protective Advances), all of which advances are intended to comply with and have the highest priority contemplated by Section 5301.233 of the Ohio Revised Code. Pursuant to Ohio Revised Code Section 5301.232, the lien of this Mortgage with respect to any future advances, modifications, extensions, and renewals referred to herein and made from time to time shall have the same priority to which this Mortgage otherwise would be entitled as of the date this Mortgage is executed and recorded without regard to the fact that any such future advance, modification, extension, or renewal may occur after the Mortgage is executed. If and to the extent applicable, Mortgagor hereby waives any right it may have under Section 5301.232(C) of the Ohio Revised Code.

[REMAINDER OF PAGE INTENTIONALLY BLANK;

SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing has been duly executed and delivered by Mortgagor as of the day and year first above written.

HOF VILLAGE NEWCO, LLC,
a Delaware limited liability company

By:	/s/ Tara Charnes
	Name:	Tara Charnes
	Title:	General Counsel and Corporate Secretary

STATE OF_________________________	)
) SS:
COUNTY OF_______________________	)

The foregoing instrument was acknowledged before me this _____ day of _____________, 2024 by _______________________, the _______ of HOF Village Newco, LLC, a Delaware limited liability company, on behalf of said limited liability company.

NOTARY PUBLIC

This instrument was prepared by:

Kenneth P. Kreider, Esq.

Keating Muething & Klekamp PLL

One East Fourth Street, Suite 1400

Cincinnati, Ohio 45202

EXHIBIT A

LAND

Parcel No. 5206158

Situated in the Township of Plain, County of Stark and State of Ohio and being described as follows: Known as being Lot No. 152 in the Fulton Heights Addition, Plain Township, Stark County, Ohio, as recorded in Plat Book 9, Page 54 of the Stark County Plat Records and now known as being Lot 43343 in the City of Canton, as recorded in the Hall of Fame Village No. 5 Annexation Plat 201807190028354 of the Stark County Records.

Parcel No. 5206393

Situated in the Township of Plain, County of Stark, and State of Ohio: And known as being Lot Number 153 in Fulton Heights Allotment, Plain Township, Stark County, Ohio, as shown on the Plat of said Allotment recorded in Plat Book 9, Page 54, of the Stark County, Ohio Plat Records and now known as and being Lot 43344 in the City of Canton, as recorded in the Hall of Fame Village No. 5 Annexation Plat 201807190028354 of the Stark County Records.

Parcel No. 5206556

Situated in the Township of Plain, County of Stark, and State of Ohio: And known as being Lot No. 140 in Fulton Heights Addition as recorded in Plat Book 9, Page 54, of the Stark County Records and now known as being Lot 43337 in the City of Canton, as recorded in the Hall of Fame Village No. 5 Annexation Plat 201807190028354, of the Stark County Records.

Parcel No. 5208604

Situated in the Township of Plain, County of Stark, and State of Ohio: Known as and being Lot Number One Hundred Fifty-One (#151) in Fulton Heights Addition, Plain Township, Stark County, Ohio, as shown in Plat Book 9, page 54 of the Stark County Plat Records and now known as and being Lot 43342 in the City of Canton, as recorded in the Hall of Fame Village No. 5 Annexation Plat 201807190028354 of the Stark County Records.

Parcel No. 5209137

Situated in the Township of Plain, County of Stark, and State of Ohio: And known as being Lot No. 134 in Fulton Heights Addition as recorded in Plat Book 9, Page 54, of the Stark County Records and now known as being Lot 43333 in the City of Canton, as recorded in the Hall of Fame Village No. 5 Annexation Plat 201807190028354, of the Stark County Records.

Parcel No. 5209970

Situated in the Township of Plain, County of Stark and State of Ohio: And known as and being Lot Number one Hundred Thirty-five (135) in Fulton Heights Addition to the City of Canton, Ohio, as recorded in Plat Book 9, Page 54, of the Stark County Plat Records and now known as and being Lot 43334 in the City of Canton, as recorded in the Hall of Fame Village No. 5 Annexation Plat 201807190028354 of the Stark County Records.

Parcel No. 5210752

Situated in the Township of Plain, County of Stark, and State of Ohio: And known as being Lot No. 154 in Fulton Heights Addition as recorded in Plat Book 9, Page 54, of the Stark County Records and now known as and being Lot 43345 in the City of Canton, as recorded in the Hall of Fame Village No. 5 Annexation Plat 201807190028354 of the Stark County Records.

Parcel No. 5215346

Situated in the Township of Plain, County of Stark, and State of Ohio: And known as being Lot Nos. 138 and 139 in Fulton Heights Addition as recorded in Plat Book 9, Page 54, of the Stark County Records and now known as being Lots 43335 and 43336 in the City of Canton, as recorded in the Hall of Fame Village No. 5 Annexation Plat 201807190028354, of the Stark County Records.

Parcel No. 5215963

Situated in the Township of Plain, County of Stark and State of Ohio: And known as being:

Tract No. 1:

Known as and being Lot Number One Hundred Forty-four (144) in Fulton Heights Addition, as recorded in Plat Book 9, Page 54 of the Plat Records of Stark County, Ohio and now known as and being Lot 43339 in the City of Canton, as recorded in the Hall of Fame Village No. 5 Annexation Plat 201807190028354 of the Stark County Records.

Tract No. 2:

Known as and being Lot Number One Hundred Forty-three (143) in Fulton Heights Addition, as recorded in Plat Book 9, Page 54 of the Plat Records of Stark County, Ohio and now known as and being Lot 43338 in the City of Canton, as recorded in the Hall of Fame Village No. 5 Annexation Plat 201807190028354 of the Stark County Records.

Parcel No. 5217895

Situated in the Township of Plain, County of Stark, and State of Ohio: Known as being Lots 136 and 137 in Fulton Heights Addition to the City of Canton, Ohio, and recorded in Plat Volume 9, page 54, of the Stark County Records of Plats and now known as and being Lot 43264 in the City of Canton, as recorded in the Hall of Fame Village No. 4 Annexation Plat 2018003210010336 of the Stark County Records.

Parcel No. 10013102 (fka 5217636)

Situated in the Township of Plain, County of Stark, and State of Ohio: And known as being Lot Nos. 133 and 155 in Fulton Heights Addition as recorded in Plat Book 9, Page 54, of the Stark County Records and now known as and being Lot 43440 in the City of Canton, as recorded in tire Hall of Fame Village No. 6 Annexation Map to the City of Canton 202007240030496 of the Stark County Records.

Parcel No. 10014332

Situated in the City of Canton, Stark County, Ohio, and known as O.L. 43461 on that Pro Football Hall of Fame Replat and Vacation recorded in the Office of the Recorder of Stark County as Instrument No. 202108120041822, containing 0.75 acres, more or less.

Parcel No. 10014333

Situated in the City of Canton, Stark County, Ohio, and known as O.L. 43462 on that certain Pro Football Hall of Fame Replat and Vacation recorded in the Office of the Recorder of Stark County as Instrument No. 202108120041822, containing 0.21 acres, more or less.

Parcel No. 10014336

Situated in the City of Canton, Stark County, Ohio, and known as O.L. 43464 on that certain Pro Football Hall of Fame Replat and Vacation recorded in the Office of the Recorder of Stark County as Instrument No. 202108120041822, containing 0.53 acres, more or less.